                                                                EXHIBIT 10.1

                               Asset Purchase Agreement


    THIS AGREEMENT, dated as of May 20, 1997, is made among BONNEVILLE INTERNATIONAL CORPORATION, a Utah corporation ("BIC"); BONNEVILLE HOLDING COMPANY, a Utah corporation ("BHC"; BIC and BHC are collectively referred to herein as "Sellers"); and CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation, or its assigns ("CBC" or "Buyer"); and

                                W I T N E S S E T H :

    THAT, WHEREAS, BHC is the Federal Communications Commission ("FCC") licensee of Radio Station KIDR(AM), licensed to Phoenix, Arizona ("Station");

    WHEREAS, pursuant to an operating agreement with BHC, BIC operates the Station and BIC owns substantially all of the assets of the Station other than the Licenses (as defined below);

    WHEREAS, BHC is also the licensee of radio station KHTC(FM) in Phoenix, Arizona and the studios and offices of KHTC(FM) are co-located with the studios and offices of the Station; and

    WHEREAS, subject to and conditioned upon the consent of the FCC, the Sellers desire to sell and transfer and Buyer desires to purchase and acquire the Station and all of the tangible and intangible assets of the Sellers primarily used or held for use in connection with the operation of the Station, except as excluded herein.

    NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto hereby agree as follows:


                                      ARTICLE 1
                             SALE AND TRANSFER OF ASSETS

1.1. ASSETS. At closing of the transaction described herein ("Closing"), the Sellers shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any lien, encumbrance, interest, reservation, restriction, mortgage or security interest of any nature whatsoever, except as expressly provided herein, all the material assets owned or leased by the Sellers primarily relating to, used or held for use in connection with the operation of the Station, specifically excluding the Excluded Assets (as defined below), and including, without limitation, the following (collectively, the "Assets") (except to the extent any of the following Assets are Excluded Assets):

    1.1.1. All licenses, permits and authorizations ("Licenses") issued by the FCC, all of which are listed on SCHEDULE A attached hereto;

    1.1.2. All of the Sellers' owned real property including that described in SCHEDULE B attached hereto ("Real Property");

    1.1.3. All tangible personal property owned by the Sellers including, without limitation, that listed on SCHEDULE C attached hereto, and any replacements therefor or improvements thereof acquired or constructed prior to Closing ("Personal Property"), provided that the Assets shall not include such items of tangible personal property as are disposed of or consumed in the ordinary course of the business of the Station or with the consent of Buyer between the date hereof and the Closing Date;

    1.1.4. All of the Sellers' rights and benefits under the business agreements, leases and contracts listed on SCHEDULE D attached hereto, including any renewals, extensions, amendments or modifications thereof, all time sales agreements upon terms consistent with the Station's usual and customary selling practices, and any additional agreements, leases and contracts made or entered into by the Sellers in the ordinary course of business between the date of such Schedule and the Closing approved in writing by Buyer or otherwise permitted hereunder ("Leases and Agreements");

    1.1.5. All right, title and interest of BHC in and to the use of the call letters KIDR for the Station (referred to herein as the "Call Letters"), to the extent they can be conveyed; together with all trademarks, service marks, trade names and other similar rights held by Sellers including all accretions thereto, as listed on SCHEDULE E attached hereto ("General Intangibles");

    1.1.6. All magnetic media, electronic data processing files, systems and programs, logs, public files, records required by the FCC, historical billing information, record program libraries, promotional material, supplies, customer files, correspondence, maintenance records or any other business records, but not including records pertaining to corporate affairs (including tax records) and original journals. The Sellers shall have reasonable access to all such records which might be in the possession of Buyer for a period of five (5) years following the Closing, and shall, at its own expense, have the right to make copies thereof; and

    1.1.7. All other personal property whether tangible or intangible, not hereinbefore mentioned. The Sellers agree that the Assets conveyed to Buyer on the Closing Date pursuant to this Agreement will be conveyed free and clear of all liens, charges, claims and encumbrances whatsoever, excepting (i) those obligations from and after the Closing Date with respect to obligations of the Sellers expressly agreed to be assumed by Buyer hereunder, (ii) with respect to the Real Property, easements, restrictions, rights, limitations or encumbrances of record, (iii) with respect to the Assets, materialmen's or similar liens for ongoing or recently completed work and (iv) liens for current taxes, and assessments not yet due and payable ("Permitted Encumbrances").

         All of the Licenses shall be assigned and transferred to Buyer by BHC. All other items comprising the Assets shall be assigned and transferred to Buyer by BIC.

1.2. EXCLUDED ASSETS. Certain assets shall be specifically excluded from the Assets and shall be retained by Sellers (the "Excluded Assets") (such designation as an Excluded Asset shall control in the event there is any overlap in the description of items as Assets or Excluded Assets), including the following:

    1.2.1. Cash on hand, cash equivalents, accounts receivable, corporate tax and accounting records, security deposits, and insurance policies, proceeds and claims, except as otherwise expressly provided herein;

    1.2.2. Corporate and management information and company-wide licensed software;

    1.2.3.    Any employee benefit plans of Sellers;

    1.2.4. Test equipment and other technical equipment not used primarily in the operation of the Station;

    1.2.5. Any and all causes of action and claims of Sellers arising out of or relating to transactions or time periods prior to Closing, including, without limitation, insurance claims and claims for the refunds;

    1.2.6 The Services Agreement and the Office and Studio Sublease Agreement between BIC and Nationwide Communications, Inc. identified on SCHEDULE D; and

    1.2.7. Other property as more fully described on SCHEDULE F attached hereto.


                                      ARTICLE 2
                             PURCHASE PRICE AND PAYMENTS

2.1. PURCHASE PRICE. As the purchase price for the Assets, Buyer agrees to pay to the Sellers the sum of One Million and no/100 Dollars ($1,000,000.00), subject to adjustment as provided in Section 2.3 as the purchase price for the Assets (the "Purchase Price").

2.2. METHOD OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

    2.2.1. EARNEST MONEY ESCROW. The amount of Twenty-five Thousand and no/100 Dollars ($25,000.00) (the "Escrowed Funds") shall be paid into escrow contemporaneously with the execution hereof pursuant to the terms of that Escrow Agreement (the "Escrow Agreement") a copy of which is attached hereto as EXHIBIT A.

    2.2.2. CBC COMMON STOCK. The Purchase Price shall be payable by the issuance by Buyer to Sellers of tradable shares of CBC $.02 per share par value Common Stock (the "CBC Stock"). The number of shares of CBC Stock to be issued equals One Million and no/100 Dollars ($1,000,000.00) divided by the "Price Per Share" as hereinafter defined. Any fractional share shall be paid in cash based upon the Price Per Share. The Price Per Share shall be equal to the average closing price of such stock for the thirty
              (30) trading days prior to five (5) days prior to Closing as reported by the Nasdaq National Market System. The number of shares of CBC Stock issued to Sellers shall not be less than Two Hundred Thousand (200,000) shares. Notwithstanding the foregoing, if between the date of this Agreement and the Closing Date the outstanding shares of CBC Stock are changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of CBC Stock described above shall be correspondingly and proportionately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Buyer reserves the right to pay cash at Closing in lieu of all or part of the CBC Stock payment called for hereunder, provided Buyer gives Sellers notice of its intention to pay cash at least one week prior to the Closing Date.

2.3. PRORATIONS. The operations of the Station and the income and expenses attributable thereto up to 12:01 A.M. on the day of the Closing (the "Adjustment Time"), shall, except as otherwise provided in this Agreement, be for the account of the Sellers and thereafter (except with respect to any Excluded Assets) shall be for the account of Buyer. Expenses such as power and utility charges, lease rents, property taxes according to year of payment, frequency discounts, annual license fees (if any), wages, commissions, payroll taxes, and other fringe benefits of employees of the Sellers who enter the employment of the Buyer, and similar deferred items shall be prorated between the Sellers and the Buyer. Prepaid deposits shall not be prorated but shall remain the property of the Sellers and shall be paid to Sellers by Buyer at Closing. Employees' employment with the Sellers shall be terminated as of the Closing Date, and Buyer shall employ employees of its choice from and after said date upon terms acceptable to Buyer and such employees. Any prorations shall be made and paid insofar as feasible at the Closing, with a final settlement within ninety (90) days after the Closing.

2.4 ASSUMED LIABILITIES. Except as expressly provided for in this Agreement, at the Closing Buyer shall not assume, incur or be charged with, in connection with the transactions herein contemplated, any liabilities or obligations of any nature whatsoever, contingent or otherwise. Without limitation of the foregoing, Buyer shall not assume any obligations to the Sellers or the Station's employees under any employee benefit plans or employment contracts. Notwithstanding the foregoing, Buyer agrees to assume all obligations relating to the Station, including without limitation those payment and performance obligations under the Leases and Agreements, which arise after Closing and Buyer agrees to pay and perform such obligations in a timely manner.

2.5. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets by Buyer and Sellers as Buyer and Sellers shall agree pursuant to an arm's length negotiation. Such allocation shall be agreed upon within sixty (60) days following the Closing Date and shall be consistent with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The parties agree to jointly complete and separately file IRS Forms 8594 with their respective income tax returns for the tax year in which the Closing Date occurs. The parties further agree that neither Buyer nor Sellers will take any position on any income, transfer or gains tax return before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the terms of such allocation without the written consent of the other.

2.6. COLLECTION OF BIC'S ACCOUNTS RECEIVABLE. During the four-month period commencing on the Closing Date (the "Collection Period"), Buyer shall collect and receive payment in the ordinary course of business with respect to BIC's accounts receivable and shall pursue collection thereof in accordance with Buyer's normal practices, provided, however, that Buyer shall not have the right to compromise, settle or adjust the amounts of any of BIC's accounts receivable without BIC's prior written consent. No later than fifteen (15) days after the end of each calendar month during the Collection Period, Buyer shall remit to BIC all BIC's accounts receivable collected hereunder. All payments received by Buyer from any person obligated with respect to any of BIC's accounts receivable shall be applied first to BIC's account and only after full satisfaction thereof to Buyer's account, unless the account debtor contests the amount owed to BIC or gives contrary remittance instructions or advice to Buyer. Upon the expiration of the Collection Period, all rights and obligations related to collecting BIC accounts receivable will revert back to BIC and Buyer will cease to have any further responsibilities related to the uncollected BIC accounts receivable (except that Buyer shall promptly remit to BIC any amounts subsequently received by Buyer on account of BIC's accounts receivable). Thereafter, BIC may collect any of BIC's accounts receivable in any manner BIC chooses.

                                      ARTICLE 3
                            FEDERAL SECURITIES LAW MATTERS

3.1. DEFINITIONS. As used in this Article 3, the following terms shall have the following meanings:

         "ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "ADVICE"  has the meaning set forth in Section 3.3.

         "AFFILIATE" means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

         "COMMISSION" means the Securities and Exchange Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a Prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any Prospectus supplement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "REGISTRATION STATEMENT" means any registration statement of CBC that covers any of the Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "SHARES" means the shares of CBC Stock issued to the Sellers pursuant to this Agreement.

         "SUSPENSION NOTICE" has the meaning set forth in Section 3.3.

3.2. REGISTRATION EFFECTIVENESS. On February 11, 1997, the Commission declared effective CBC's Registration Statement on Form S-4 (the "S-4") which registered the Shares under the Act. CBC will use reasonable efforts to keep the Registration Statement effective until the Closing date.

3.3. REGISTRATION PROCEDURES. In connection with the obligation of CBC to use reasonable efforts to cause the Registration Statement to remain effective in accordance with the provisions of this Agreement, CBC shall promptly:

    (a) Prepare and file with the Commission such post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective and shall timely file with the Commission all required filings under the Act and the Exchange Act as are necessary to keep the Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Act; and shall comply with the provisions of the Act applicable to it with respect to the disposition of all Shares covered by the Registration Statement during the applicable period;

    (b) Furnish to the Sellers such number of copies of the Prospectus and any amendments or supplements thereto, as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the Shares being sold by the Sellers;

    (c) Notify the Sellers (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed with respect to the Registration Statement or any post-effective amendment thereto, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement or post-effective amendment thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Shares under state securities or "blue sky" laws, and
              (v) of the happening or failure to occur of any event which happening or failure makes any statement made in the Registration Statement or related Prospectus untrue or requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following the occurrence of an event described in subsections (ii) through (iv) above, CBC shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus which remedies the event so described.

              As soon as practicable following the occurrence of an event described in subsection (v) above, CBC shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Upon receipt of any notice (a "Suspension Notice") by the Sellers from CBC of the happening of any event of the kind described in
         Section 3.3(c)(ii) through (v), the Sellers shall forthwith discontinue disposition of the Shares pursuant to the Registration Statement covering the Shares until the Sellers' receipt of the copies of the supplemented or amended Prospectus contemplated by
         Section 3.3(c) or until the Sellers are advised in writing (the "Advice") by CBC that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by CBC, will, or will request any broker-dealer acting as the Sellers' agent to, deliver to CBC (at CBC's expense) all copies, other than permanent file copies then in Sellers' or broker-dealer's possession, of the Prospectus covering such Shares current at the time of receipt of such notice; PROVIDED, HOWEVER, that in no event shall the period from the date on which Sellers receive a Suspension Notice to the date on which Sellers receive either the Advice or copies of the supplemented or amended Prospectus contemplated by
         Section 3.3(c) (the "Suspension Period") exceed forty-five (45) days.

3.4. REGISTRATION AND OTHER EXPENSES. CBC shall bear all expenses incurred in connection with causing the registration of the Shares to remain effective pursuant to Section 3.2 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by CBC and all registration and filing fees imposed by the Commission, any state securities commission or the Nasdaq Stock Market. CBC agrees to pay directly when due (and in any case to indemnify Sellers immediately upon demand for) any and all transfer taxes, stamp duties or other similar taxes or expenses payable by or on behalf of Sellers in connection with (i) the issuance to Sellers by CBC of the Shares (ii) the acquisition by Sellers of the Shares or (iii) the consummation by CBC of any of its obligations hereunder. The Sellers shall be responsible for any brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Shares by the Sellers and for any legal, accounting and other expenses incurred by the Sellers in connection therewith.

3.5.     INDEMNIFICATION AND CONTRIBUTION.

    3.5.1. INDEMNIFICATION BY CBC. CBC agrees to indemnify and hold harmless, to the full extent permitted by law, the Sellers, their stockholders, directors and officers, from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable legal fees and expenses incurred by the Sellers) (collectively, the "Damages") to which the Sellers may become subject under the Act, the Exchange Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Shares were registered under the Act, or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement of a material fact contained in any Prospectus (as amended or supplemented if CBC shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to the Sellers furnished in writing to CBC by the Sellers specifically for use therein; PROVIDED, HOWEVER, that CBC shall not be liable to the Sellers under this Section 3.5.1 to the extent that any such Damages were caused by the fact that the Sellers sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, but only if, (i) CBC has previously furnished copies of such amended or supplemented Prospectus to the Sellers and (ii) such Damages were caused by any untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

    3.5.2. INDEMNIFICATION BY THE SELLERS. The Sellers agree to indemnify and hold harmless CBC, its stockholders, directors, officers and each person, if any, who controls CBC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from CBC to the Sellers, but only with reference to information relating to the Sellers furnished in writing to CBC by the Sellers specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that the Sellers shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of CBC to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by the Sellers to CBC expressly for such purpose. In no event shall the liability of the Sellers hereunder be greater in amount than the amount of the proceeds received by the Sellers upon the sale of the Shares giving rise to such indemnification obligation.

    3.5.3 CONTRIBUTION. To the extent that the indemnification provided for in paragraph 3.5.1 or 3.5.2 of this Section 3.5 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of CBC on the one hand and the Sellers on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of CBC on the one hand and of the Sellers on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by CBC or by the Sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              If indemnification is available under paragraph 3.5.1 or 3.5.2 of this Section 3.5, the indemnifying parties shall indemnity each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.5.3. CBC and the Sellers agree that it would not be just or equitable if contribution pursuant to this Section 3.5.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.

3.6. REPRESENTATIONS AND WARRANTIES. Sellers make to CBC the following representations and warranties:

    (a) Sellers are not directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), required to register as such under the 1940 Act.

    (b) Sellers (i) have received the prospectus contained in the S-4; and (ii) have received copies of the documents incorporated by reference into the S-4, which the Sellers have deemed relevant for purposes of evaluating their acquisition of the Shares.

    (c) Sellers are "accredited investors" as defined in Rule 501(a) of Regulation D of the Act.

3.7. As a material inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, CBC represents and warrants as follows, which representations and warranties shall be deemed to have been made again at the Closing:

    (a) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement or the Prospectus or any part thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or the trading of any of the CBC Stock have been instituted or are pending or, to the knowledge of CBC, threatened. As of the effective dates thereof, as of the date hereof and as of the Closing, the Registration Statement and the Prospectus (as amended or as supplemented if CBC shall have filed with the Commission any amendment or supplement thereto), including the reports and financial statements included or incorporated by reference in the Prospectus, complies in all material respects with applicable provisions of the Act. As of the effective dates thereof, as of the date hereof and as of the Closing, no part of the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time thereof, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of CBC, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus or disclosed in materials incorporated by reference therein.

    (b) Upon the issuance and delivery of the Shares to Sellers pursuant to the terms hereof, Sellers will have acquired good and indefeasible title to the Shares free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever. The Shares, when issued and delivered at Closing, shall be duly authorized, validly issued, fully paid and nonassessable.

    (c) No consent, approval, authorization or order of, or filing or declaration with, any court or governmental agency or body is required for or in connection with the issuance and delivery of the Shares pursuant hereto under the Act or as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers (the "NASD"), except such as shall have been obtained prior to the Closing.

    (d) The CBC Stock is, and the Shares shall be at the Closing, listed for trading on the Nasdaq National Market under the symbol "AAHS," and CBC is not aware of any threatened or pending proceedings or actions by the NASD to revoke or suspend such listing.


                                      ARTICLE 4
                            THE SELLERS' REPRESENTATIONS,
                              WARRANTIES AND AGREEMENTS

    Sellers represent, warrant and agree as follows, which representations, warranties and agreements shall be deemed to have been made again at Closing:

4.1. CORPORATE EXISTENCE AND POWERS. The Sellers are corporations organized and existing in good standing under the laws of the State of Utah with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein.
          BIC is, and will be at the time of Closing, qualified to do business in the State of Arizona. All required corporate action has been taken by the Sellers to make and carry out this Agreement, which is a valid and binding obligation of Sellers and which is enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles. The execution of this Agreement and the completion of the transactions herein involved will not result in the material violation of any order, licenses, permit, rule, judgment or decree to which either of the Sellers is subject or the breach of any material contract, agreement or other commitment to which either of the Sellers is a party or by which it is bound. Except for receipt of the FCC Approval (as defined below) with respect to the assignment of the Licenses to Buyer, no other consents of any kind are required that have not been obtained for the Sellers to make or carry out the terms of this Agreement, except with respect to those consents required of parties to Leases and Agreements listed on SCHEDULE B or SCHEDULE D, with respect to assignment and assumption of specific contract rights and obligations. The Sellers shall use their best efforts to obtain third party consents with respect to any leases, contracts or agreements designated by Buyer and the Sellers as "material," to the extent required by such documents. Buyer shall cooperate with the Sellers in obtaining all such required consents. Sellers have delivered to Buyer true and complete copies of the Sellers' Articles of Incorporation and Bylaws and will deliver to Buyer at Closing certificates of good standing of Sellers issued by the States of Utah and Arizona.

4.2. LICENSES AND PERMITS. BHC is the holder of the Licenses listed on SCHEDULE A, all of which are valid, in full force and effect and which have been unconditionally issued for the full license term. The Licenses constitute all of the licenses, grants, permits, waivers and authorizations issued by the FCC and required for and/or used in the operation of the Station as it is currently being operated. BHC is fully qualified to hold all such Licenses. All ownership and employment reports, renewal applications, and other material reports and documents required to be filed for the Station have been properly and timely filed. The Station is operating in all material respects in accordance with the Licenses, and in compliance with the Communications Act of 1934, as amended, and the rules and regulations of the FCC, including, without limitation, those regulations governing the Station's equal employment opportunity practices and public file, and any other applicable laws, ordinances, rules and regulations. The Licenses are unimpaired in any material respect by any act or omission of Sellers or their officers, directors, employees and agents and Sellers will not, without Buyer's prior written consent, by an act or omission, surrender, modify, forfeit or fail to seek renewals on regular terms, of any License, or cause the FCC or other regulatory authority to institute any proceeding for the cancellation or modification of any such License, or fail to prosecute with due diligence any pending application to the FCC or other regulatory authority. There is not now pending, or to the best of Sellers' knowledge threatened, any action by or before the FCC or other regulatory authority to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses, or any investigation, order to show cause, notice of violation, notice of inquiry, notice of apparent liability or of forfeiture or complaint against the Station or Sellers relating to the Station, and Sellers have no knowledge of any basis for the commencement of any such proceeding in the future. Should any such action or investigation be commenced, order or notice be released, or complaint be filed, Sellers will promptly notify Buyer and take all actions reasonably necessary to protect the Station and the Licenses from any material adverse impact.

4.3. ASSETS. The Assets and Excluded Assets (along with related personnel) represent all the assets necessary for the Station's current operations and represent all the assets owned by the Sellers and used for the Station's current operations. Until Closing, none of the Assets will be sold, leased or otherwise disposed of unless replaced by a similar Asset of equal or greater value or disposed or consumed in the ordinary course of business. At Closing, all of the Assets shall be owned by and transferred by the Sellers to Buyer free and clear of all liens, encumbrances, interests or restrictions of any kind whatsoever except Permitted Encumbrances. The Assets have been maintained in good condition, subject to normal wear and tear.

4.4. CONTRACTS, LEASES, AGREEMENTS, ETC. Except as set forth on SCHEDULE D, each of the Leases and Agreements are in full force and effect in accordance with their respective terms, and there are no outstanding notices of cancellation, acceleration or termination in connection therewith. Sellers are not in material breach or default in connection with any of the Leases and Agreements and, to the best of Sellers' knowledge, there is no basis for any material claim, breach or default with respect to Sellers or any other party under any of said Leases and Agreements. Sellers have made available to Buyer true and correct copies of all agreements and instruments listed on SCHEDULE D. On the Closing Date there will be no Leases or Agreements relating to the Station (not including this Agreement) which will be binding on the Buyer other than those specifically identified herein, including the Schedules attached hereto, or as otherwise approved in writing by Buyer.

4.5. LITIGATION. Except as set forth on SCHEDULE G, no strike, labor dispute, investigation, litigation, court or administrative proceeding is pending or, to the best of Sellers' knowledge, threatened, against the Sellers relating to the Station, its employees or any of the Assets to be conveyed hereunder which may result in any material adverse change in the business, operations, assets or financial condition of the

         Sellers or may materially adversely affect Buyer's use and enjoyment of the Assets, or which would hinder or prevent the consummation of the transaction contemplated by this Agreement, and the Sellers know of no basis for any such possible action.

4.6. HAZARDOUS WASTE. As of now and as of the Closing Date, Sellers have not participated in nor approved, nor has there occurred any production, disposal or storage on the Real Property of any hazardous waste or toxic substance (other than small quantities of maintenance, cleaning and emergency generator fuel supplies customary for the operation of radio stations and maintained in the ordinary course of business) in material violation of law or which has not been substantially remedied, nor does such waste or substance exist on the Real Property in material violation of law or which has not been substantially remedied (above or beneath the surface), nor is there any proceeding or inquiry, by any governmental authority (federal or state) with respect to the presence of such waste or substance on the Real Property, nor are there any underground storage tanks on the Real Property.
         "Hazardous waste" shall consist of the substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 USC Section 9601, et seq., or in the Hazardous Materials Transportation Act, 49 USC Section 1801, et seq., or in the Resources Conservation and Recovery Act, 42 USC
         Section 6901, et seq., and all substances defined as "hazardous waste" under the Statutes of the State of Arizona or any regulations adopted pursuant to those statutes.

4.7. INSURANCE. Until Closing, the Sellers shall keep the Assets insured to full insurable value against loss or damage by fire or from other causes customarily insured against by other radio stations similarly situated, and have provided Buyer with an abstract of such casualty insurance coverage.

4.8. ACCESS TO INFORMATION. Upon reasonable advance notice, the Sellers shall give Buyer and its representatives reasonable access during normal business hours throughout the period prior to Closing to the operations, properties, books, accounting records, contracts, agreements, leases, commitments, programming, technical and sales records and other records of and pertaining solely to the Station; provided, however, such access shall not disrupt the Sellers' normal operations. The Sellers shall furnish to Buyer all information solely concerning the Station's affairs as Buyer may reasonably request. Buyer will maintain the confidentiality of all the information and materials delivered to it or made available for its inspection by the Sellers hereunder, except where such information or materials are required to be filed with the FCC in connection with the assignment application or are disclosed to partners of Buyer or lenders thereto as reasonably required to secure financing to consummate the transactions contemplated herein. In the latter event, Buyer will use reasonable efforts to cause its partners or lenders to maintain confidentiality. If for any reason the transactions contemplated herein are not consummated, Buyer will return to the Sellers all such materials in its possession and keep all of the foregoing information confidential.

4.9. COPYRIGHTS, TRADEMARKS AND SIMILAR RIGHTS. KIDR are the call letters used by Sellers during the radio broadcast operations of the Station to identify the Station to its audience. Sellers have full right and authority from the FCC to use such call letters. Sellers have not licensed or consented to, and have no knowledge of, any other entity's or individual's use of such call letters. There is no other material name, trademark, service mark, copyright, or other trade or service right or mark currently being used in the business and operations of the Station other than those listed on SCHEDULE E.
          To the knowledge of Sellers, the current operations of the Station do not infringe on any trademark, service mark, copyright or other intellectual property or similar right owned by others.

4.10.    EMPLOYEE BENEFITS.

    4.10.1. All of BIC's material employee plans and compensation arrangements providing benefits to employees of the Station as of the date hereof are described in SCHEDULE H. Except as disclosed in SCHEDULE H, there is not now in effect or scheduled to become effective after the date hereof, any new employee plan or compensation arrangement or any amendment to an existing employee plan or compensation arrangement which will affect the benefits of employees or former employees of the Station.

    4.10.2. Neither of Sellers has incurred or reasonably expects to incur (either directly or indirectly, including as a result of the proposed sale of the Assets to Buyer) any liability (including withdrawal liability) that could become a liability of Buyer under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability. BIC has made all required contributions to all multiemployee plans within the meaning of Section 3(37) of ERISA.

    4.10.3. Sellers acknowledge that Buyer has no obligation hereunder to offer employment to any employee of BIC; however, Buyer shall have the right to offer employment to such of the employees of BIC employed at the Station as Buyer may select. With respect to any employees that Buyer hires, Sellers further acknowledge that Buyer shall have no obligation for, and shall not assume as part of the transaction contemplated by this Agreement, any "accrued vacation" or other accrued leave time of said employees as a consequence of their being hired by Buyer. Sellers also acknowledge that with respect to such employees as are hired by Buyer, and where any such accrued leave time exists for said employees, BIC will retain the responsibility for any liability arising therefrom. Buyer will notify Sellers on or before May 15, 1997, of which employees, if any, of Sellers that Buyer intends to hire following Closing.

4.11. LABOR RELATIONS. SCHEDULE I lists the names, dates of hire and current salaries of all persons employed by BIC directly and principally in connection with the operation of the Station.
         Sellers are not a party to or subject to any collective bargaining agreements with respect to the Station. Sellers have no written or oral contracts of employment with any employee of the Station, other than (i) oral employment agreements terminable at will without penalty, or (ii) those listed in SCHEDULE I. Sellers, in the operation of the Station, have substantially complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes. There is no representation or organizing effort pending or threatened against or involving or affecting Sellers with respect to employees employed at the Station.

4.12. PRE-CLOSING COVENANTS. Between the date hereof and the Closing, the Sellers covenant that:

         Sellers shall continue to operate the business of the Station in the ordinary course of business consistent with past practices, including without limitation, the maintenance of inventories of spare parts and expendable supplies at levels consistent with past practices, comply with the Licenses and all laws, rules, regulations, licenses and permits applicable to the Station's business and operations, file all required tax returns when due, pay all required taxes when payable, and maintain property damage and other insurance in the amount in effect on the date hereof. From the date hereof through the Closing Sellers shall not with respect to the Station:

        (i) sell, lease or dispose of any Asset, except in the ordinary course of business or with replacement with an asset of equivalent kind, utility and value;

        (ii) enter into any employment or professional services contract that would survive the Closing or any collective bargaining agreement;

        (iii) change employment terms, including, without limitation, wages, salary or bonuses, or institute or modify any benefit plans or programs, except for regularly scheduled compensation increases in accordance with historical practices;

        (iv) enter into any time brokerage agreement, joint sales agreement or similar agreement or arrangement;

        (v) enter into any new, or amend or terminate any existing Leases and Agreements, other than contracts for the sale of broadcast time for cash, involving annual consideration of more than $10,000 or entered into in the ordinary course of business;

        (vi) take or omit to take any action which would cause a material breach of any Station contract;

        (vii) take or omit to take any action which could jeopardize the validity or renewal expectancy of any of the Licenses or their assignability to Buyer; or

        (viii) enter into any transaction which is not in the ordinary course of business.

    The Sellers further represent, warrant and covenant:

    (a) Between the date hereof and Closing, the Sellers shall not take any action which will prevent or impede Buyer from obtaining at the Closing the actual and immediate occupancy and possession of the Assets purchased hereunder.

    (b) On the Closing date, the Sellers will be the owner of the Assets except such of the same replaced by suitable property of no less than equivalent value in the ordinary course of business, with title thereto, free and clear of all liens and encumbrances, except for Permitted Encumbrances; and that between the date of this Agreement and the Closing, there will be no more than the ordinary normal wear and tear and expendability of those Assets, and that the Assets will be in good working condition.

    (c) That the Sellers do not know of any facts relating to them or the Station which would cause (i) the applications for assignment of the Licenses to Buyer to be challenged, (ii) the FCC to deny its consent to the assignments of the Station's Licenses to Buyer, or
              (iii) the FCC to grant such application to assignment subject to material adverse conditions to Buyer.

    (d) The Sellers will have paid and discharged all taxes, assessments, excises, and levies known to the Sellers which are due and payable and have not been paid and that would materially interfere with the Sellers' assets, facilities, licenses or other items conveyed hereunder.

    (e) That the Sellers do not know of any facts which would cause any application for renewal by BHC of any of the Licenses to be challenged at the FCC or that would cause such renewal to be granted other than in the ordinary course for a full license term without material adverse condition.

    (f) Sellers shall continue to operate the Station as an affiliate of CBC, as set forth in that Affiliation Agreement, dated September 18, 1992, between Children's Satellite Network and BIC, until Closing.


                                      ARTICLE 5
                        BUYER'S REPRESENTATIONS AND WARRANTIES

    The Buyer represents and warrants as follows, which representations and warranties shall be deemed to have been made again at Closing.

5.1. CORPORATE EXISTENCE AND POWERS. Buyer is a corporation organized and existing in good standing under the laws of the State of Minnesota with full power and authority to enter into this Agreement and enter into and complete the transactions contemplated herein. Buyer is, or will be at the time of Closing, qualified to do business in the State of Arizona. All required corporate action has been taken by Buyer to make and carry out this Agreement. The execution of the Agreement and, once the consent referred to in the next sentence is obtained, the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which Buyer is subject or the breach of any contract, agreement or other commitment to which Buyer is a party or by which it is bound. Except for the consent of the FCC to the assignment of the Licenses to Buyer, no other consent of any kind is required that has not been obtained for Buyer to make or carry out the terms of this Agreement.

5.2. BUYER'S QUALIFICATIONS. At Closing, Buyer will be legally and financially qualified to become the licensee of the FCC. Buyer does not know of any facts relating to it which would cause the FCC to deny its consent, or which would materially hinder or delay receipt of such consent, to the assignment of the Licenses to Buyer.

5.3. STUDIO AND SERVICES. Buyer acknowledges that it will have to obtain a new studio location for the Station as of the Closing Date because no rights under the Lease identified on Schedule F or the Office and Studio Sublease Agreement identified on SCHEDULE D will be assigned to CBC. Buyer further acknowledges that the Services Agreement between Nationwide Communications Inc. and BIC identified on SCHEDULE D will terminate at Closing and that Buyer will have to make other arrangements following Closing for the services provided thereunder.

5.4. AM EXPANDED BAND. Buyer acknowledges that the Station does not qualify for migration to the AM expanded band.

5.5. REPRESENTATIONS AND WARRANTIES. Buyer hereby acknowledges that the only representations and warranties made by Sellers regarding the Station and the sale of the Assets to Buyer are the representations and warranties made by Sellers in Article 4 herein. Buyer has not relied on any other statement or information in entering into this Agreement.

                                      ARTICLE 6
                                BREACH OF AGREEMENTS,
                            REPRESENTATIONS AND WARRANTIES

6.1. BREACH OF THE SELLERS' AGREEMENTS, REPRESENTATIONS AND WARRANTIES. The Sellers shall indemnify and hold harmless Buyer and any of its directors, members, stockholders, officers, partners, employees, agents, consultants and representatives from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Assets or the operation of the Station by the Sellers prior to Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, arising out of or sustained by Buyer by reason of any material breach of any warranty, representation, covenant or agreement of the Sellers contained herein or in the Schedules attached hereto; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given.

6.2. BREACH OF BUYER'S AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Buyer shall indemnify and hold harmless the Sellers and any of their directors, members, stockholders, officers, partners, employees, agents, consultants and representatives from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Assets or operation of the Station by Buyer after Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, arising out of or sustained by the Sellers by reason of any material breach of any warranty, representation, covenant or agreement of Buyer contained herein; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given.

6.3. THRESHOLD AND CAP. Neither Buyer nor Sellers shall be entitled to recover under this Agreement for any indemnification claims until the aggregate losses, damages or expenses suffered by such party in connection therewith exceed $25,000 (the "Threshold") and then only to the extent such aggregate losses, damages or expenses exceed the Threshold. The combined maximum aggregate liability of Sellers and the maximum aggregate liability of Buyer for indemnification claims under this Agreement shall be $250,000.

6.4. SPECIFIC PERFORMANCE. The Sellers acknowledge that the Assets and property to be transferred and assigned under this Agreement are unique and not readily bought or sold on the open market and, for that reason, among others, the Buyer would be irreparably harmed by any breach or failure of the other party to consummate this Agreement, and monetary damages therefor will be highly difficult, if not wholly impossible, to ascertain. It is therefore agreed that this Agreement shall be enforceable by Buyer in a court of equity by a decree of specific performance, and an injunction may be issued restraining any transfer or assignment of the Assets contrary to the provisions of this Agreement pending the determination of such controversy. The Sellers, for themselves and their successors and assigns, hereby waive the claim or defense that an adequate remedy at law exists.

6.5. INDEMNITY UNIMPAIRED BY KNOWLEDGE. The right to indemnification, payment of damages or any other remedy hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, regardless of whether before or after the execution and delivery of this Agreement or the Closing. The waiver of any condition by a party shall not affect any right to indemnification, payment of damages or any other remedy hereunder based on the subject matter of such condition.

6.6. PROCEDURES: THIRD PARTY CLAIMS. The indemnified party agrees to give written notice within ten (10) business days to the indemnifying party of any claim or other assertion of liability by third parties which could give rise to a claim for indemnification hereunder (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's obligation to indemnify as set forth in this Agreement, unless, and then only to the extent, the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced. The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this
         Article 6 resulting from any Claim, shall be subject to the following additional terms and conditions:

              (a) Provided the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party with respect to the Claim and further provides reasonable assurances to the indemnified party as to its financial ability to satisfy such indemnification obligation, the indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

              (b) Subject to subsection (d) below, in the event that the indemnifying party shall either (i) elect not to undertake, or shall fail to satisfy any requirements to undertake, such defense or opposition, or
    (ii) fail to properly elect within thirty (30) days after notice of any such Claim from the indemnified party or thereafter fail to defend or oppose such Claim, then, in either such event, the indemnified party shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party.

              (c) Anything in this Section 6.6 to the contrary notwithstanding, (i) the indemnifying party shall not, without the indemnified party's written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim or consent to entry of any judgment which includes any admission of liability or does not include as a term thereof the giving by the claimant or the plaintiff to the indemnified party of an unconditional release from all liability in respect of such Claim, and (ii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

              (d) Anything in this Section 6.6 to the contrary notwithstanding, the indemnifying party shall have the right to contest through appropriate proceedings its obligation to provide indemnification hereunder.


                                      ARTICLE 7
                                     RISK OF LOSS

7.1. BUYER'S OPTIONS. The risk of any loss, damage or destruction to any of the Assets to be transferred to the Buyer hereunder from fire or other casualty or loss shall be borne by the Sellers at all times prior to the Closing. Except for loss or damage affecting the broadcast transmission capabilities of the Station, which is covered by the terms of Section 7.2 below, upon the occurrence of any material loss or damage to any of the Assets to be transferred hereunder having an aggregate fair market value in excess of $150,000 as a result of fire, casualty, or other causes prior to the Closing, the Sellers shall notify the Buyer of same in writing immediately, stating with particularity the reasonable estimates of the loss or damage incurred, the cause of damage, if known, and the extent to which restoration, replacement and repair of the Assets lost or destroyed is believed reimbursable under any insurance policy with respect thereto. Provided the Sellers, at their sole expense, have not repaired, restored or replaced the damaged Assets to Buyer's reasonable satisfaction by the Closing, Buyer shall have the option (but not the obligation) exercisable at the Closing to:

    (i) terminate this Agreement in which case none of the parties shall have any further liability to the other parties and all Escrowed Funds shall be returned to Buyer, except that the Sellers shall have a reasonable period of time, not to exceed thirty (30) days, to effect repairs of the damaged Assets before Buyer may exercise its option under this subparagraph 7.1 (i);

    (ii) postpone the Closing for up to sixty (60) days to allow the property to be completely repaired, replaced or restored, at the Sellers' sole expense; or

    (iii) elect to consummate the Closing and accept the property in its "then" condition, in which event the Sellers shall assign to Buyer all rights under any insurance claim covering the loss and pay over to the Buyer the proceeds under any such insurance policy heretofore received by the Sellers with respect thereto and Sellers shall otherwise not have any responsibility to Buyer.

7.2. BROADCAST TRANSMISSION OF THE STATION PRIOR TO CLOSING. If, prior to the Closing Date, the Station incurs any unusual operating problems (including any event described below), the Sellers shall provide Buyer with prompt written notice of such problem and the measures being taken, at Sellers' sole expense, to correct same.
         If, after the date hereof and prior to the Closing Date, any event occurs which prevents the authorized power broadcast transmission of a station pursuant to its FCC license authority, except for ordinary maintenance, for (i) a period of 72 consecutive hours or more, (ii) three separate periods of 4 hours or more, or (iii) ten separate occasions of 1 hour or more, Buyer shall have the right, by giving written notice to the Sellers of its election to do so, to terminate this Agreement and all Escrowed Funds shall be returned to Buyer.

                                      ARTICLE 8
                             APPLICATION FOR FCC APPROVAL

8.1. FILING AND PROSECUTION OF APPLICATION. Buyer and the Sellers shall, as soon as practicable after the date of this Agreement and in any event not later than five business days thereafter, join in an application to be filed with the FCC requesting its written consent to the assignment of the Licenses of the Station from BHC to Buyer. The parties shall prepare their own portions of the application. Buyer and the Sellers shall take all steps necessary to the expeditious prosecution of such application to a favorable conclusion, using their best efforts throughout.

8.2. EXPENSES. The parties shall bear their own legal, accounting and other expenses in connection with the consummation of the contemplated transaction. The parties shall cooperate with the preparation of the FCC application and in connection with the prosecution of such application. The filing fee or fees shall be shared equally by the Sellers and Buyer.

8.3. DESIGNATION FOR HEARING. If, for any reason, any application for an assignment of license is designated for hearing by the FCC prior to grant thereof, either of the parties shall have the right by written notice within thirty (30) days of such designation for hearing, to terminate this Agreement.

8.4. TIME FOR FCC CONSENT. If the FCC has not given its written consent to the assignments of the Licenses set forth herein, or if the Closing has not otherwise taken place by May 30, 1997, either of the parties, if not then in default, may terminate this Agreement by giving written notice to the other party. Upon such termination, neither of the parties shall have any right or liability hereunder and all Escrowed Funds shall be promptly disbursed pursuant to the Escrow Agreement.

8.5. CONTROL OF STATION. Until Closing, Buyer shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operation of the Station, but such operation shall be the sole responsibility of the Sellers, subject to and consistent with all rules, regulations and policies of the FCC.

8.6. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other prior to making any public announcement regarding the purchase of the Station, except pursuant to any filings with the FCC or any other governmental authorities contemplated by this Agreement, and except as may be required by law, governmental rule or regulation or the rules of the Nasdaq Stock Market or any stock exchange on which the disclosing party or one of its Affiliates has securities listed for trading or in connection with any Registration Statement filed pursuant to the Act by the disclosing party or one of its Affiliates, provided reasonable advance notice will be given whenever possible.

                                      ARTICLE 9
                                       CLOSING

    Subject to the terms and conditions herein stated, the parties agree as follows:

9.1. CLOSING DATE. The Closing of this Agreement shall be held at such time and date as shall be mutually agreed by the Sellers and Buyer; provided, however, that the Closing must occur by May 30, 1997. (The date scheduled, or required to be scheduled for Closing hereunder is referred to herein as the "Closing Date.") Closing shall take place at the offices of the Buyer in Minneapolis, or, at either party's option, by mail.

9.2. THE SELLERS' OBLIGATIONS AT CLOSING. At Closing, the Buyer shall have received from the Sellers the following:

    9.2.1. An Assignment of the Licenses described in SCHEDULE A; a Special Warranty Deed for the Real Property described in SCHEDULE B conveying all of the Sellers' interest in such Real Property and an Assignment and Bill of Sale, or similar instruments transferring to Buyer all other Assets to be transferred hereunder, free and clear of all liens, encumbrances and restrictions of any kind whatsoever, except for Permitted Encumbrances.

    9.2.2.    The business records described in Section 1.7;

    9.2.3. A duly executed opinion letter from Sellers' legal counsel dated as of the Closing Date, in form and substance satisfactory to Buyer and its counsel, to the effect that:

              (a) Sellers are corporations duly organized and validly existing and in good standing in the State of Utah and they have all necessary corporate power to own the Station; and BIC is qualified to do business in the State of Arizona;

              (b) This Agreement and all collateral documents have been duly and validly authorized, executed and delivered by Sellers, constitute the valid and binding obligations of Sellers, and are enforceable (assuming the Agreement is governed by the laws of the State of Utah) in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; provided, however, that no opinion is to be given as to the enforceability of the remedies provided in Section 6.4 of the Agreement;

              (c) No suit, action, arbitration, legal or administrative proceeding, or any governmental investigation, is pending or, to the knowledge of counsel, threatened against Sellers, or any of their businesses or properties, which might materially adversely affect the Station or the sale of the Assets to Buyer; and

              (d) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of Sellers' Articles of Incorporation or Bylaws, or to the best of such counsel's knowledge after due inquiry, a default under, or violation or breach of, any indenture, license, lease, mortgage, instrument, or other agreement to which Sellers is a party, or by which Sellers' properties may be bound.

    9.2.4. Certificates of Sellers' Presidents or Secretaries verifying that Sellers' representations, warranties and covenants as provided herein remain materially true and correct up to and through the Closing Date;

    9.2.5. Instructions to the escrow agent pursuant to the Escrow Agreement to pay the Escrowed Funds to Buyer;

    9.2.6. Certificates of Sellers' Secretaries certifying as to Sellers' Articles of Incorporation and Bylaws (copies of which shall be attached thereto); and

    9.2.7. Such other documents and instruments as might reasonably be requested by Buyer to consummate the transaction contemplated hereunder consistent with the intent expressed herein.

9.3. BUYER'S OBLIGATIONS AT CLOSING. At Closing, Buyer shall deliver to the Sellers the following:

    9.3.1.    Shares of CBC Stock in an amount to be determined as set forth in
              Section 2.2.1, PROVIDED that such Shares shall be delivered at Closing to the Depository Trust Co. or such other depository for the benefit of Sellers in the name of such broker or other nominee as Sellers shall have designated in writing to Buyer;

    9.3.2. An opinion of Buyer's counsel, addressed to the Sellers, confirming the correctness of Buyer's representations made in Sections 3.7 and 5.1;

    9.3.3. A certificate of Buyer's President or Secretary verifying that Buyer's representations, warranties and covenants as provided herein remain materially true and correct up to and through the Closing Date;

    9.3.4. An Assumption Agreement pursuant to which Buyer assumes all obligations relating to the Station, including without limitation, payment and performance obligations under the Leases and Agreements, which arise after Closing; and

    9.3.5. Such other documents and instruments as might reasonably be requested by Sellers to consummate the transaction contemplated hereunder consistent with the intent expressed herein.

9.4. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transaction herein contemplated at Closing are subject to and conditioned on:

    9.4.1. The written consent of the FCC evidencing its written approval to the assignment to Buyer or its assigns of the Licenses, provided that such assignment is without any condition that is materially adverse to Buyer;

    9.4.2. The satisfaction at or before Closing of all material agreements, obligations and conditions of the Sellers hereunder required to be performed or complied with by them on or before Closing;

    9.4.3. The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

    9.4.4. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge is reasonably likely to (i) prevent consummation of the transaction contemplated by this Agreement,
              (ii) cause the transaction contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own the Assets.

9.5. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transaction herein contemplated at Closing are subject to and conditioned on:

    9.5.1. The written consent of the FCC evidencing its written approval of the assignment to Buyer of the Licenses ("FCC Approval"), provided that such assignment is without any condition that is materially adverse to the Sellers;

    9.5.2. The satisfaction at or before Closing of all agreements, obligations and conditions of Buyer hereunder required to be performed or complied with by it at or before the Closing; and

    9.5.3.    The representations and warranties set forth in Section 3.7 and
              Article 5 above shall be true and correct in all material respects at and as of the Closing Date.

    9.5.4. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge is reasonably likely to (i) prevent consummation of the transaction contemplated by this Agreement,
              (ii) cause the transaction contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own the Assets.

                                      ARTICLE 10
                               MISCELLANEOUS PROVISIONS

10.1. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants of Sellers contained in this Agreement shall survive for a period of eighteen (18) months after the Closing Date.

10.2.    ARBITRATION.

    10.2.1 PROCEDURE. Except as specifically provided to the contrary in this Agreement, all disputes arising among the parties under this Agreement shall be resolved by arbitration under this Section
              10.2. The parties do not intend that any matters relating to fraud or material misrepresentation shall be subject to arbitration. Any party desiring arbitration shall deliver notice to the other party and in such notice shall (i) specify in detail those matters (the "Disputed Matters") as to which such party has a claim, such party's position with respect to the Disputed Matter and the basis for such party's claim; and (ii) appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen (15) days thereafter, each party shall, by notice to the originating party, (i) specify in detail such party's position with respect to the Disputed Matters and the basis for such party's disagreement; and (ii) appoint another person similarly qualified as the additional arbitrator. Within fifteen (15) days thereafter, the arbitrators thus appointed shall appoint another person similarly qualified as an additional arbitrator, and all such arbitrators shall be directed to resolve such Disputed Matters within thirty (30) days, unless the arbitrators in good faith determine that such a deadline is impractical.

              The arbitrators shall resolve any Disputed Matters by adopting the position with respect thereto of one of the parties, and unless otherwise agreed by the parties, the arbitrator shall have not authority to adopt any other resolution of such Disputed Matters. The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive and binding upon the parties.
              Any party shall, upon such determination, have the right to enforce the determination in a court of competent jurisdiction. The arbitrator or arbitrators shall give notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

    10.2.2. ARBITRATOR APPOINTMENT DISPUTE. Notwithstanding the provisions of the prior paragraph, (i) if the additional arbitrator shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and (ii) if the arbitrators appointed by the parties shall be unable to agree upon the appointment of another arbitrator within fifteen (15) days after the appointment of the lastly appointed arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties shall fail to agree upon the selection to such other arbitrator within fifteen (15) days thereafter, then within ten
              (10) days thereafter, any of the parties upon written notice to the other party may apply for such appointment to a local court of competent jurisdiction.

    10.2.3.   RULES AND PROCEDURES.

              (a) Any such arbitration shall be conducted in Phoenix, Arizona, in accordance with the Commercial Arbitration
                   Rules (the "Rules") of the American Arbitration
                   Association ("AAA") to the fullest extent such Rules are permitted by, and to the fullest extent not inconsistent with, applicable law and the Rules set forth below, which shall be controlling to the extent they differ from the AAA Rules.

              (b) Each party shall be entitled to present evidence and arguments to the arbitrators. Each party hereby authorizes the arbitrators (i) to order such discovery (including third party discovery) as the arbitrators shall determine to be reasonable under the circumstances; (ii) to impose reasonable schedules and deadlines to ensure that discovery is conducted and concluded on a timely basis; (iii) to impose sanctions on any party for abuse or delay of the discovery; and
                   (iv) to apply such Rules of evidence as the arbitrators in their sole discretion may determine.

              (c) Any party may elect, by notice to the other party and the arbitrators, to have the arbitration conducted on an expedited basis. In such event, the parties hereby agree that the arbitrator shall be authorized to authorize to expedite the proceedings by all reasonable means consistent with a fair hearing of the dispute. Such means may include the imposition of accelerated discovery and hearing schedules, requiring submissions within abbreviated time periods and imposing limitations on numbers of witnesses and the length of hearings.

    10.2.4. COSTS AND COMPLIANCE WITH DECISION. Each party agrees to comply with any order or request of the arbitrators delivered pursuant to this Section 10.2. Each party will compensate the arbitrator selected by it, and the fees of the arbitrator appointed by the other arbitrators and the expenses of the proceeding will be shared equally by the parties. Subject to the foregoing sentence, each party shall bear its own expenses, including attorneys' fees, in connection with any arbitration proceedings hereunder. No party in any such arbitration, or in any action, trial or appeal thereon, shall be entitled to attorneys' fees or court, arbitration or other costs incurred, unless otherwise decreed by the court or arbitrators in the same or a separate suit.

10.3. EXECUTION OF DOCUMENTS. The parties agree to execute all applications, documents and instruments which may be necessary for the consummation of the transaction contemplated hereunder, or which might be from time to time reasonably requested by any party hereto in connection therewith, whether before or after the date of Closing.

10.4. NOTICES. All notices, requests, elections, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when delivered personally or when deposited in the mails, certified or registered mail, postage prepaid, return receipt requested, and shall be addressed as follows:

         If to Sellers:           Mr. Bruce Reese
                                  Bonneville International Corporation
                                  Broadcast House, 55 North 300 West
                                  Salt Lake City, Utah 84180

              with copies to:     David K. Redd, Esq.
                                  Bonneville International Corporation
                                  Broadcast House, 55 North 300 West
                                  Salt Lake City, Utah 84180

                         and      Kenneth E. Satten, Esq.
                                  Wilkinson, Barker, Knauer & Quinn
                                  1735 New York Avenue, N.W.
                                  Washington, D.C. 20006

         If to Buyer:             Mr. Christopher Dahl
                                  Children's Broadcasting Corporation
                                  724 First Street North, Fourth Floor
                                  Minneapolis, Minnesota 55401

              with copy to:       Lance W. Riley, Esq.
                                  Children's Broadcasting Corporation
                                  724 First Street North, Fourth Floor
                                  Minneapolis, Minnesota 55401

10.5. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are incorporated into this Agreement by reference for all purposes and shall be deemed part of this Agreement.

10.6. ENTIRE AGREEMENT. This Agreement together with all Exhibits and Schedules referred to herein contain all of the terms and conditions agreed upon by the parties hereto with respect to the transaction contemplated hereunder.

10.7. ASSIGNABILITY. None of the parties may assign their rights or obligations under this Agreement without the prior written consent of the other parties, which consent will not be unreasonably denied or delayed, except that any party may make an assignment to an entity under essentially common control as the assigning entity.

10.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors, and assigns of the parties hereto.

10.9. HEADINGS. The headings contained in this Agreement are for reference only and shall not effect in any way the meaning or interpretation of this Agreement.

10.10. COUNTERPARTS. This Agreement and any other instrument to be signed by the parties hereto may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

10.11. GOVERNING LAW. This Agreement has been entered into in the State of Arizona and shall be governed in accordance with the laws of the State of Arizona.

10.12. BROKER COMMISSION. The Sellers and Buyer each represent to the other that they have engaged no broker in connection with the contemplated transaction except for Star Media Brokerage, which has been engaged by and is to be paid by Sellers, and agree to indemnify and hold the other party or parties harmless against any claims made by a broker through it or them in connection with the transactions contemplated hereunder.

10.13. SALES TAX. Any sales tax, including bulk sales taxes (if applicable), and real property transfer tax, due upon consummation of this transaction will be computed at Closing and paid one-half each by the Buyer and by the Sellers. Buyer will pay any tax or fee necessary to cause title certificates to be issued in the name of Buyer for any of the Assets.






                        [THIS SPACE LEFT INTENTIONALLY BLANK.]

    IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Agreement to be executed as of the day and date first above written.

    SELLERS:                           BUYER:

    BONNEVILLE INTERNATIONAL           CHILDREN'S BROADCASTING
     CORPORATION                        CORPORATION


BY: /s/ Bruce T. Reese       BY:  /s/ James G. Gilbertson
    ------------------            -----------------------

ITS:     President                ITS: Chief Operating Officer


    BONNEVILLE HOLDING COMPANY


By: /s/ Robert A. Johnson
    ---------------------

ITS:     Vice President

                                      EXHIBIT A

                                   ESCROW AGREEMENT


                                  SEE SECTION 2.2.1

                                      SCHEDULE A

                         LICENSES, PERMITS AND AUTHORIZATIONS


                                  SEE SECTION 1.1.1

                                      SCHEDULE B

                                    REAL PROPERTY


                                  SEE SECTION 1.1.2

                                      SCHEDULE C

                                  PERSONAL PROPERTY


                                  SEE SECTION 1.1.3

                                      SCHEDULE D

                                LEASES AND AGREEMENTS


                                  SEE SECTION 1.1.4

                                      SCHEDULE E

                                 GENERAL INTANGIBLES


                                  SEE SECTION 1.1.5

                                      SCHEDULE F

                                   EXCLUDED ASSETS


                                  SEE SECTION 1.2.7

                                      SCHEDULE G

                                      LITIGATION


                                   SEE SECTION 4.5

                                      SCHEDULE H

                             SELLERS' EMPLOYEE PLANS AND
                              COMPENSATION ARRANGEMENTS


                                  SEE SECTION 4.10.1

                                      SCHEDULE I

                         PERSONS EMPLOYED IN CONNECTION WITH
                             THE OPERATION OF THE STATION


                                   SEE SECTION 4.11